SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2014

POAGE BANKSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35295	45-3204393
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1500 Carter Avenue, Ashland, Kentucky	41101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (606) 324-7196

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 27, 2014, Poage Bankshares, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K reporting the preliminary voting results for the matters submitted to a vote at the Annual Meeting on May 20, 2014. This amendment is being filed to report the final voting results for the matters submitted to a vote at the Annual Meeting pursuant to Instruction 1 to Item 5.07 of Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 20, 2014, Poage Bankshares, Inc. (the “Company”) held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered the election of three directors, an advisory, non-binding resolution with respect to the Company’s executive compensation as described in the Company’s proxy statement, and the ratification of independent registered public accountants. On May 29, 2014, the independent inspector of elections for the Annual Meeting delivered its final certificate and report of the inspector of election for each of the matters submitted to a vote at the Annual Meeting.

Under plurality voting, the three nominees who receive the most “FOR” votes are elected as directors. According to the final tabulation of voting results, the Company’s stockholders elected the Board of Directors’ three nominees, Stuart N. Moore, Charles W. Robinson and Thomas Burnette, as directors for three year terms. The final tabulation of voting results for the election of directors as provided by the independent inspector of elections is set forth below.

Board of Directors Nominees:	For	Withheld	Broker non-votes

Stuart N. Moore	1,824,812	23,079	—

Charles W. Robinson	3,466,483	26,180	—

Thomas Burnette	3,460,306	32,357	—

Opposition Nominee:	For	Withheld	Broker non-votes

Stephen S. Burchett	1,636,982	7,790	—

According to the final tabulation of voting results, the Company’s stockholders also adopted the advisory, non-binding resolution to approve the Company’s executive compensation as described in the Company’s proxy statement, by the votes indicated below.

For	Against	Abstain	Broker non-votes

1,917,423	1,482,630	92,619	—

According to the final tabulation of voting results, the Company’s stockholders also ratified the appointment of Crowe Horwath LLP as independent registered public accountants for the year ending December 31, 2014, by the votes indicated below:

For	Against	Abstain	Broker non-votes

3,221,508	265,790	5,374	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POAGE BANKSHARES, INC.
DATE: May 29, 2014	By:	/s/ Ralph E. Coffman, Jr.
Ralph E. Coffman, Jr.
President and Chief Executive Officer